NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the table below were elected as trustees for each fund. All trustees except Mr. Gupta served as trustees to the funds prior to the shareholder meeting.

-------------------------------- ----------------- -------------- --------------
            TRUSTEE                    FOR           WITHHELD     PERCENTAGE FOR
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
John J. Brennan                  19,639,255,112    440,146,523        97.8%
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Charles D. Ellis                 19,651,170,807    428,230,827        97.9
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Rajiv L. Gupta                   19,618,990,723    460,410,911        97.7
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-------------------------------- ----------------- -------------- --------------
JoAnn Heffernan Heisen           19,656,116,097    423,285,538        97.9
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
Burton G. Malkiel                19,601,019,652    478,381,982        97.6
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-------------------------------- ----------------- -------------- --------------
Alfred M. Rankin, Jr.            19,661,955,586    417,446,048        97.9
-------------------------------- ----------------- -------------- --------------
-------------------------------- ----------------- -------------- --------------
J. Lawrence Wilson               19,617,366,108    462,035,527        97.7
-------------------------------- ----------------- -------------- --------------
*Results are for all funds within the same trust.

o CHANGE EACH FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------------- ----------------- -------------- --------------- ---------------- ---------------
      VANGUARD FUND               FOR            AGAINST        ABSTAIN          BROKER       PERCENTAGE FOR
                                                                                NON-VOTES
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Tax-Exempt Money Market     4,627,623,874     457,206,878    160,129,480     133,382,705          86.0%
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Short-Term Tax-Exempt       1,564,669,678     78,650,398     52,315,022      321,681,190          77.6
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Limited-Term Tax-Exempt     2,062,590,917     115,449,223    81,817,565      550,220,350          73.4
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Intermediate-Term           4,972,619,558     374,370,071    187,254,681     1,118,009,401        74.8
Tax-Exempt
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Insured Long-Term           1,332,781,537     114,324,326    59,470,308      179,613,022          79.0
Tax-Exempt
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Long-Term Tax-Exempt        940,696,930       68,984,845     39,362,176      166,316,413          77.4
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
High-Yield Tax-Exempt       1,806,470,574     137,287,323    68,094,989      325,324,488          77.3
--------------------------- ----------------- -------------- --------------- ---------------- ---------------


o Change each fund's policy on borrowing money. This change enables each fund to manage cash flows more efficiently and minimize administrative expenses.

--------------------------- ----------------- -------------- --------------- ---------------- ---------------
      VANGUARD FUND               FOR            AGAINST        ABSTAIN          BROKER       PERCENTAGE FOR
                                                                                NON-VOTES
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Tax-Exempt Money Market     4,561,277,841     474,050,932    209,631,459     133,382,705      84.8%
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Short-Term Tax-Exempt       1,525,227,254     129,094,527    41,313,316      321,681,190      75.6
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Limited-Term Tax-Exempt     1,996,664,024     170,224,742    92,968,938      550,220,350      71.1
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Intermediate-Term           4,878,473,832     436,842,670    218,927,808     1,118,009,401    73.3
Tax-Exempt
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Insured Long-Term           1,309,063,711     131,978,211    65,534,250      179,613,022      77.6
Tax-Exempt
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
Long-Term Tax-Exempt        921,862,676       82,621,611     44,559,662      166,316,413      75.9
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
--------------------------- ----------------- -------------- --------------- ---------------- ---------------
High-Yield Tax-Exempt       1,761,960,960     154,135,871    95,756,056      325,324,488      75.4
--------------------------- ----------------- -------------- --------------- ---------------- ---------------